SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):April 1, 2003

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida	33145
(Address of principal executive offices)	(Zip code)

(305) 365-9694

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

On April 1, 2003, the audit committee of Rica Foods, Inc. (the “Company”) engaged the services of Stonefield Josephson, Inc. (“Stonefield Josephson”) as its new independent auditors. Stonefield Josephson has been engaged to audit the financial statements of the Company for the fiscal year ending September 30, 2002 and review the financial statements of the Company for the quarter ended December 31, 2002 and each quarter thereafter on a go forward basis.

During the Company’s two most recent fiscal years and through April 1, 2003, neither the Company nor any of its subsidiaries consulted Stonefield Josephson regarding any of the following: (i) any matter that was the subject of a disagreement with the Company’s former accountants on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure; (ii) any reportable event (as such term is defined in Item 304(a)(1)(v)); or (iii) the application of accounting principles to a proposed or completed transaction or the type of audit opinion that might be rendered on the registrant’s financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2003

RICA FOODS, INC.

By:	/s/ CALIXTO CHAVES
Name:	Calixto Chaves
Title:	Chief Executive Officer